Exhibit 99.1

July 6, 2018

Qurate Retail, Inc. Announces Second Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Qurate Retail, Inc.’s  (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB)  President and Chief Executive Officer, Mike George,  and Executive Chairman, Greg Maffei, will host a conference call to discuss results for the second quarter of 2018 on Wednesday,  August 8th, at 11:00 a.m. (E.D.T.). Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding Qurate Retail.  During the call, Mr. George and Mr. Maffei may discuss the financial performance and outlook of the company, as well as other forward looking matters.

Please call ReadyTalk at (800)  289-0438 or (323)  994-2083, passcode 4555818, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the second quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Qurate Retail website at http://ir.qurateretail.com/events.cfm to register for the web cast. Links to the press release and replays of the call will also be available on the Qurate Retail website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.

Qurate Retail, Inc. operates and owns interests in a broad range of digital commerce businesses. Qurate Retail, Inc.’s businesses and assets consist of its subsidiaries QVC, Inc., HSN, Inc., and zulily, llc (collectively, the Qurate Retail Group) as well as its interests in ILG and FTD, among other things.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.